EXHIBIT 99.1

                       [LOGO ANC RENTAL CORPORATION]

                      FINANCIAL CONTACT:   KATHI HYLE
                                           SENIOR VICE PRESIDENT AND
                                           CHIEF FINANCIAL OFFICER
                                           954-320-6267
                                           ANCINVESTORRELATIONS@ANCRENTAL.COM

                      MEDIA CONTACT:       CHERYL BUDD
                                           SENIOR VICE PRESIDENT
                                           CORPORATE COMMUNICATIONS
                                           954-320-4025
                                           BUDDC@ANCRENTAL.COM

FOR IMMEDIATE RELEASE
---------------------

        ANC RENTAL CORPORATION WILL NOT PURSUE PREVIOUSLY-ANNOUNCED
                          RE-FINANCING TRANSACTION

          FORT LAUDERDALE, FLORIDA (DECEMBER 06, 2000) - ANC Rental Corporation (Nasdaq: ANCX) will not pursue its previously-announced refinancing transaction for $400 million of senior secured credit facilities. The purpose of the facilities was to re-finance ANC's $225 million interim loan, which matures in June 2001, and its $175 million revolving credit facility, which matures in June 2003. Due to current conditions in the bank loan market, the terms of the previously-announced facilities would have been less favorable than anticipated. The Company will continue to evaluate a variety of re-financing alternatives.

          ANC Rental Corporation, headquartered in Fort Lauderdale, is one of the world's largest car rental companies with annual revenue of approximately $3.5 billion in 1999. ANC Rental Corporation, the parent company of Alamo and National has more than 4,000 locations in 69 countries and employs approximately 22,000 associates nationwide.

Certain statements and information included in this press release constitute "forward-looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied in such forward-looking statements. Additional discussion of factors that could cause the actual results to differ materially from management's projection, forecasts, estimates and expectations is contained in the Company's Registration Statement on Form 10 and other SEC filings.